Exhibit 4.1

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes important terms of the classes of our capital stock as of December 31, 2023. The following are summaries of material provisions of our amended and restated articles of incorporation, our amended and restated bylaws, and the certificates of designation for our various series of preferred stock, insofar as they relate to the material terms of our capital stock.

The following is a description of the material terms of our capital stock and is not intended to be a complete summary of the rights and preferences of our capital stock. For more detailed information, please see our amended and restated articles of incorporation, our amended and restated bylaws and the certificates of designation relating to our preferred stock, which are filed as exhibits this report.

As of December 31, 2023, our authorized capital stock consists of 7,500,000,000 shares of common stock, $0.001 par value, and 1,000,000,000 shares of preferred stock, $0.001 par value, of which 2 shares have been designated as series A preferred stock, 3,000,000 shares have been designated as series B preferred stock, 500 shares have been designation as series C preferred stock, 1,000,000 shares have been designated as series E preferred stock, 50,000 shares have been designated as series F-1 preferred stock, 15,000,000 shares have been designated as series I preferred stock, 2,000,000 shares have been designated as series J preferred stock, 400,000 shares have been designated as series L preferred stock, 3,000,000 shares have been designated as series N senior convertible preferred stock, 5,000 shares have been designated as series R convertible preferred stock and 5,000,000 shares have been designated as series X senior convertible preferred stock.

As of December 31, 2023, there were issued and outstanding 24,065 shares of common stock, 2 shares of series A preferred stock, 2,139,478 shares of series B preferred stock, 123 shares of series C preferred stock, 155,750 shares of series E preferred stock, 35,752 shares of series F-1 preferred stock, 14,885,000 shares of series I preferred stock, 1,713,584 shares of series J preferred stock, 319,493 shares of series L preferred stock, 868,056 shares of series N senior convertible preferred stock, 165 shares of series R convertible preferred stock and 375,000 shares of series X senior convertible preferred stock.

Common Stock

The holders of our common stock are entitled to one (1) vote for each share held of record on all matters submitted to a vote of the stockholders. Under our amended and restated articles of incorporation and amended and restated bylaws, any corporate action to be taken by vote of stockholders other than for election of directors shall be authorized by the affirmative vote of the majority of votes cast. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our amended and restated articles of incorporation authorize our board to issue up to 1,000,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

The following is a description of the rights and preferences of each series of preferred stock.

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Series A Preferred Stock

Ranking. The series A preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series A preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series A preferred stock; and (iii) junior to the series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock, series L preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and each other series of preferred stock and each class or series that is expressly made senior to the series A preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The series A preferred stock is not entitled to participate in any distributions or payments to the holders of common stock or any other class of stock and shall have no economic interest in our company.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, a merger or consolidation of our company wherein our company is not the surviving entity, or a sale of all or substantially all of the assets of our company, the holder of each share of series A preferred stock shall be entitled to receive from any distribution of any of the assets or surplus funds of our company, before and in preference of any holder of shares of common stock, an amount equal to the stated value of $250. Once the holders receive the foregoing from any such liquidation, dissolution or winding up, the holders shall not participate with the common stock or any other class of stock.

Voting Rights. Each share of series A preferred stock shall have a number of votes at any time equal to (i) 25% of the number of votes then held or entitled to be made by all other equity securities of our company, including, without limitation, the common stock, plus (ii) one (1). The series A preferred stock shall vote on any matter submitted to the holders of the common stock, or any other class of voting securities, for a vote, and shall vote together with the common stock, or any class of voting securities, as applicable, on such matter for as long as the shares of series A preferred stock are issued and outstanding. Notwithstanding the foregoing, the series A preferred stock shall not have the right to vote on any matter as to which solely another series of preferred stock is entitled to vote pursuant to our amended and restated articles of incorporation or a certificate of designation of such other series of preferred stock.

Transfer. Upon transfer of any share of series A preferred stock, except for a transfer by the holder to an affiliate, whether such transfer is voluntary or involuntary, such share of series A preferred stock shall automatically, and without any action being required by us or the holder, be converted into one (1) share of common stock.

Series B Preferred Stock

Ranking. The series B preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock and to each other class or series that is not expressly made senior to or on parity with the series B preferred stock; (ii) on parity with the series C preferred stock, series E preferred stock, series F-1 preferred stock, series J preferred stock, series L preferred stock and each other class or series that is not expressly subordinated or made senior to the series B preferred stock; and (iii) junior to the series I preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series B preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The holders of series B preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series B preferred stock.

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Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series B preferred stock shall be entitled to receive out of our assets the same amount that a holder of common stock would receive if the shares of series B preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series B preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. On any matter presented to stockholders for their action or consideration, each holder of series B preferred stock shall be entitled to cast one (1) vote per share of series B preferred stock held. Except as provided by law, the holders of series B preferred stock shall vote together with the holders of shares of common stock as a single class. However, as long as any shares of series B preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of outstanding series B preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series B preferred stock or alter or amend the certificate of designation for the series B preferred stock, or (b) amend our amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series B preferred stock.

Conversion Rights. Each share of series B preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share of series B preferred stock shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share of series B preferred stock shall be convertible into two (2) shares of common stock. In addition, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share in a public offering pursuant to an effective registration statement or offering statement under the Securities Act of 1933, as amended, or the Securities Act, resulting in at least $3,000,000 of gross proceeds, (b) the date on which our common stock is listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or the Nasdaq Stock Market (any tier), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series B preferred stock, voting together as a single class, each share of series B preferred stock shall be automatically converted into such number of shares of common stock as is determined in accordance with the provisions above. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

Series C Preferred Stock

Ranking. The series C preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock and to each other class or series that is not expressly made senior to or on parity with the series C preferred stock; (ii) on parity with the series B preferred stock, series E preferred stock, series F-1 preferred stock, series J preferred stock, series L preferred stock and each other class or series that is not expressly subordinated or made senior to the series C preferred stock; and (iii) junior to the series I preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series C preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The holders of series C preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series C preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series C preferred stock shall be entitled to receive out of our assets the same amount that a holder of common stock would receive if the shares of series C preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series C preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. On any matter presented to stockholders for their action or consideration, each holder of series C preferred stock shall be entitled to cast one (1) vote per share of series C preferred stock held. Except as provided by law, the holders of series C preferred stock shall vote together with the holders of shares of common stock as a single class. However, as long as any shares of series C preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of outstanding series C preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series C preferred stock or alter or amend the certificate of designation for the series C preferred stock, or (b) amend our amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series C preferred stock.

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Conversion Rights. Each share of series C preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined by dividing the stated value ($4.00 per share) by a conversion price of $0.00004. In addition, on the date on which our common stock is listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or the Nasdaq Stock Market (any tier), or Listing Event, all outstanding shares of series C preferred stock shall be automatically converted into such number of shares of common stock as is determined by dividing $50,000 by the highest traded or closing price on such date, which such shares of common stock shall be issued pro rata among the holders of the outstanding series C preferred stock. Finally, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the common stock) in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series C preferred stock, voting together as a single class, each share of series C preferred stock shall be automatically converted into such number of shares of common stock as is determined by dividing the stated value ($4.00 per share) by a conversion price of $0.00004. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

Redemption Rights. If there is a Listing Event, we shall have the right (but not the obligation) to redeem shares of series C preferred stock at a price per share of $50,000.

Series E Preferred Stock

Ranking. The series E preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock and to each other class or series that is not expressly made senior to or on parity with the series E preferred stock; (ii) on parity with the series B preferred stock, series C preferred stock, series F-1 preferred stock, series J preferred stock, series L preferred stock and each other class or series that is not expressly subordinated or made senior to the series E preferred stock; and (iii) junior to the series I preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series E preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The holders of series E preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series E preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series E preferred stock shall be entitled to receive out of our assets the same amount that a holder of common stock would receive if the shares of series E preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series E preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. On any matter presented to stockholders for their action or consideration, each holder of series E preferred stock shall be entitled to cast one (1) vote per share of series E preferred stock held. Except as provided by law, the holders of series E preferred stock shall vote together with the holders of shares of common stock as a single class. However, as long as any shares of series E preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of outstanding series E preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series E preferred stock or alter or amend the certificate of designation for the series E preferred stock, or (b) amend our amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series E preferred stock.

Conversion Rights. Each share of series E preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share of series E preferred stock shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share of series E preferred stock shall be convertible into two (2) shares of common stock. In addition, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds, (b) the date on which our common stock is listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or the Nasdaq Stock Market (any tier), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series E preferred stock, voting together as a single class, each share of series E preferred stock shall be automatically converted into such number of shares of common stock as is determined in accordance with the provisions above. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

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Series F-1 Preferred Stock

Ranking. The series F-1 preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock and to each other class or series that is not expressly made senior to or on parity with the series F-1 preferred stock; (ii) on parity with the series B preferred stock, series C preferred stock, series E preferred stock, series J preferred stock, series L preferred stock and each other class or series that is not expressly subordinated or made senior to the series F-1 preferred stock; and (iii) junior to the series I preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series F-1 preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The holders of series F-1 preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series F-1 preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series F-1 preferred stock shall be entitled to receive out of our assets the same amount that a holder of common stock would receive if the shares of series F-1 preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series F-1 preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. Except as provided by law, the holders of series F-1 preferred stock shall have no voting rights. However, as long as any shares of series F-1 preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of outstanding series F-1 preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series F-1 preferred stock or alter or amend the certificate of designation for the series F-1 preferred stock, or (b) amend our amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series F-1 preferred stock.

Conversion Rights. Each share of series F-1 preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share of series F-1 preferred stock shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share of series F-1 preferred stock shall be convertible into two (2) shares of common stock. In addition, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds, (b) the date on which our common stock is listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or the Nasdaq Stock Market (any tier), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series F-1 preferred stock, voting together as a single class, each share of series F-1 preferred stock shall be automatically converted into such number of shares of common stock as is determined in accordance with the provisions above. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

Series I Preferred Stock

Ranking. The series I preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock, series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series J preferred stock, series L preferred stock and to each other class or series that is not expressly made senior to or on parity with the series I preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series I preferred stock; and (iii) junior to the series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series I preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

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Dividend Rights. The holders of series I preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series I preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series I preferred stock shall be entitled to receive out of our assets the same amount that a holder of common stock would receive if the shares of series I preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series I preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. On any matter presented to stockholders for their action or consideration, each holder of series I preferred stock shall be entitled to cast five (5) votes per share of series I preferred stock held. Except as provided by law, the holders of series I preferred stock shall vote together with the holders of shares of common stock as a single class. However, as long as any shares of series I preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of outstanding series I preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series I preferred stock or alter or amend the certificate of designation for the series I preferred stock, or (b) amend our amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series I preferred stock.

Conversion Rights. Each share of series I preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share of series I preferred stock shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share of series I preferred stock shall be convertible into two (2) shares of common stock. In addition, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $10,000,000 of gross proceeds, (b) the date on which our common stock is listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or the Nasdaq Stock Market (any tier), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series I preferred stock, voting together as a single class, each share of series I preferred stock shall be automatically converted into such number of shares of common stock as is determined in accordance with the provisions above. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

Series J Preferred Stock

Ranking. The series J preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock and to each other class or series that is not expressly made senior to or on parity with the series J preferred stock; (ii) on parity with the series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series L preferred stock and each other class or series that is not expressly subordinated or made senior to the series J preferred stock; and (iii) junior to the series I preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series J preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The holders of series J preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series J preferred stock.

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Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series J preferred stock shall be entitled to receive out of our assets the same amount that a holder of common stock would receive if the shares of series J preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series J preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. On any matter presented to stockholders for their action or consideration, each holder of series J preferred stock shall be entitled to cast one (1) vote per share of series J preferred stock held. Except as provided by law, the holders of series J preferred stock shall vote together with the holders of shares of common stock as a single class. However, as long as any shares of series J preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of outstanding series J preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series J preferred stock or alter or amend the certificate of designation for the series J preferred stock, or (b) amend our amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series J preferred stock.

Conversion Rights. Each share of series J preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share of series J preferred stock shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share of series J preferred stock shall be convertible into two (2) shares of common stock. In addition, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds, (b) the date on which our common stock is listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or the Nasdaq Stock Market (any tier), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series J preferred stock, voting together as a single class, each share of series J preferred stock shall be automatically converted into such number of shares of common stock as is determined in accordance with the provisions above. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

Series L Preferred Stock

Ranking. The series L preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock and to each other class or series that is not expressly made senior to or on parity with the series L preferred stock; (ii) on parity with the series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series J preferred stock and each other class or series that is not expressly subordinated or made senior to the series L preferred stock; and (iii) junior to the series I preferred stock, series N senior convertible preferred stock, series R convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series L preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The holders of series L preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. No other dividends shall be paid on shares of series L preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series L preferred stock shall be entitled to receive out of our assets the same amount that a holder of common stock would receive if the shares of series L preferred stock were fully converted to common stock immediately prior to such liquidation, which amount shall be paid to the holders of series L preferred stock pari passu with all holders of parity securities and in preference to the holders of junior securities.

Voting Rights. On any matter presented to stockholders for their action or consideration, each holder of series L preferred stock shall be entitled to cast one (1) vote per share of series L preferred stock held. Except as provided by law, the holders of series L preferred stock shall vote together with the holders of shares of common stock as a single class. However, as long as any shares of series L preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of outstanding series L preferred stock, (a) alter or change adversely the powers, preferences or rights given to the series J preferred stock or alter or amend the certificate of designation for the series L preferred stock, or (b) amend our amended and restated articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of series L preferred stock.

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Conversion Rights. Each share of series L preferred stock is convertible, at any time and from time to time at the option of the holder thereof, into such number of shares of common stock as is determined as follows: (i) if the closing market price of the common stock on the principal trading market on which the common stock is then traded or quoted is less than $4.00 per share, then each share of series L preferred stock shall be convertible into a number of shares of common stock equal to two (2) times the stated value ($4.00 per share), divided by such closing market price on the date of conversion; or (ii) if such closing market price is equal to or greater than $4.00 per share, then each share of series L preferred stock shall be convertible into two (2) shares of common stock. In addition, upon the earlier to occur of: (a) the closing of the sale of shares of common stock to the public at a price of at least $3.00 per share in a public offering pursuant to an effective registration statement or offering statement under the Securities Act resulting in at least $3,000,000 of gross proceeds, (b) the date on which our common stock is listed on a national stock exchange, including without limitation the New York Stock Exchange, NYSE American or the Nasdaq Stock Market (any tier), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least 67% of the then outstanding shares of series L preferred stock, voting together as a single class, each share of series L preferred stock shall be automatically converted into such number of shares of common stock as is determined in accordance with the provisions above. Such conversion price is subject to standard adjustments in the event of any stock dividends, stock reclassifications and similar events (but not for reverse stock splits).

Series N Senior Convertible Preferred Stock

Ranking. The series N senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock and each other class or series that is not expressly made senior to or on parity with the series N senior convertible preferred stock, which includes all existing series of our preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series N senior convertible preferred stock; and (iii) junior to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each class or series that is expressly made senior to the series N senior convertible preferred stock.

Dividend Rights. Holders of series N senior convertible preferred stock are entitled to dividends at a rate per annum of 12.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series N senior convertible preferred stock), such rate shall increase by 8% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date in cash or common stock at our discretion. Dividends payable in common stock shall be calculated based on a price equal to eighty percent (80%) of the volume weighted average price for the common stock on our principal trading market, or the VWAP, during the five (5) trading days immediately prior to the applicable dividend payment date.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including our common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 115% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series N senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series N senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series N senior convertible preferred stock, which majority must include SILAC Insurance Company so long as it holds any shares of series N senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to our company’s (or Nova’s) creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series N senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series N senior convertible preferred stock, voting as a separate class, is required prior to our company’s (or Nova’s) creation or issuance of any senior securities.

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Conversion Rights. Each share of series N senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price of $900 per share (subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions); provided that in no event shall the holder of any series N senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series N senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

Redemption Rights. We may redeem the series N senior convertible preferred stock at any time by paying in cash therefore a sum equal to 115% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation. In addition, any holder may require us to redeem some or all of its shares of series N senior convertible preferred stock on the same terms after a period of twelve months from the date of issuance; provided, however, that such redemption right shall only be exercisable if we raise at least $5,000,000 or the common stock is trading on the Nasdaq Stock Market or the New York Stock Exchange.

Series R Convertible Preferred Stock

Ranking. The series R convertible preferred stock ranks, with respect to the distribution of assets upon liquidation, (i) senior to all common stock, series A preferred stock, series B preferred stock, series C preferred stock, series E preferred stock, series F-1 preferred stock, series I preferred stock, series J preferred stock, series L preferred stock and to each other class or series that is not expressly made senior to or on parity with the series R convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series R convertible preferred stock; and (iii) junior to the series N senior convertible preferred stock, series X senior convertible preferred stock and to each other series of preferred stock and each class or series that is expressly made senior to the series R convertible preferred stock, as well as to all indebtedness and other liabilities with respect to assets available to satisfy claims against our company.

Dividend Rights. The holders of series R convertible preferred stock are entitled to receive cumulative dividends in the amount of twelve percent (12%) per annum, payable quarterly. In addition, holders of series R convertible preferred stock are entitled to receive dividends equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock when, as and if such dividends are paid on shares of common stock. Any dividends that are not paid when due shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law which shall accrue and compound daily from the missed payment date through and including the date of actual payment in full.

Liquidation Rights. Upon any liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the holders of series R convertible preferred stock shall be entitled to receive out of the assets, whether capital or surplus, of our company an amount equal to the stated value ($1,200), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing, for each share of series R convertible preferred stock before any distribution or payment shall be made to the holders of any junior securities.

Voting Rights. The holders of series R convertible preferred stock will vote together with the common stock on an as-converted basis. However, as long as any shares of series R convertible preferred stock are outstanding, we shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the series R convertible preferred stock, directly and/or indirectly (i) alter or change adversely the powers, preferences or rights given to the series R convertible preferred stock or alter or amend the certificate of designation, (ii) authorize or create any class of stock ranking as to redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the series R convertible preferred stock, or authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with, the series R convertible preferred stock, (iii) amend our articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the series R convertible preferred stock, (iv) increase the number of authorized shares of series R convertible preferred stock, or (v) enter into any agreement with respect to any of the foregoing.

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Conversion Rights. Each shares of series R convertible preferred stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($1,200 per share) by a conversion price equal to the lower of (i) $75.0 and (ii) the lowest daily VWAP during the twenty (20) trading days immediately prior to the applicable conversion date. Notwithstanding the foregoing, we shall not effect any conversion of the series R convertible preferred stock, and a holder shall not have the right to convert any portion of the series R convertible preferred stock, to the extent that, after giving effect to the conversion, such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own in excess of 4.99% of the then outstanding common stock. The conversion price is subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock, as well as for mergers, business combinations and certain other fundamental transactions. In addition, subject to certain exceptions, upon any issuance by our company or any of its subsidiaries of common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof (which we refer to as a Subsequent Financing), the holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of series R convertible preferred stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis.

Participation Rights. Subject to certain exceptions, upon a Subsequent Financing, a holder of at least 100 shares of series R convertible preferred stock shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

Company Redemption Rights. We have the right to redeem all (but not less than all) shares of the series R convertible preferred stock issued and outstanding at any time upon three (3) business days’ notice, at a redemption price per share equal to the product of (i) the Premium Rate multiplied by (ii) the sum of (x) the stated value ($1,200), (y) all accrued but unpaid dividends, and (z) all other amounts due to the holder. “Premium Rate” means (a) 1.1 if all of the series R convertible preferred stock is redeemed within ninety (90) calendar days from the issuance date thereof; (b) 1.2 if all of the series R convertible preferred stock is redeemed after ninety (90) calendar days and within one hundred twenty (120) calendar days from the issuance date thereof; (c) 1.3 if all of the series R convertible preferred stock is redeemed after one hundred twenty (120) calendar days and within one hundred eighty (180) calendar days from the issuance date thereof; and (iv) 1.0 if all of the series R convertible preferred stock is redeemed after one hundred eighty (180) calendar days.

Redemption Upon Triggering Events. Upon the occurrence of a Triggering Event (as defined below), each holder of series R convertible preferred stock shall (in addition to all other rights it may have) have the right, exercisable at the sole option of such holder, to require us to (A) redeem all of the series R convertible preferred stock then held by such holder for a redemption price, in cash, equal to the Triggering Redemption Amount (as defined below), or (B) at the option of each holder either (i) redeem all of the series R convertible preferred stock then held by such holder though the issuance to such holder of such number of shares of common stock equal to the quotient of (x) the Triggering Redemption Amount, divided by (y) the lowest of (1) the conversion price, and (2) 75% of the average of the 10 VWAPs immediately prior to the date of election, or (ii) increase the dividend rate on all of the outstanding series R convertible preferred stock held by such holder retroactively to the initial issuance date to 18% per annum thereafter. “Triggering Redemption Amount” means, for each share of series R convertible preferred stock, the sum of (a) the greater of (i) 130% of the stated value and (ii) the product of (y) the VWAP on the trading day immediately preceding the date of the Triggering Event, multiplied by (z) the stated value divided by the then applicable conversion price, (b) all accrued but unpaid dividends thereon and (c) all liquidated damages, late fees and other costs, expenses or amounts due in respect of the series R convertible preferred stock including, but not limited to legal fees and expenses of legal counsel to the holder in connection with, related to and/or arising out of a Triggering Event. A “Triggering Event” means any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

•	we shall fail to deliver the shares of common stock issuable upon a conversion prior to the fifth (5th) trading day after such shares are required to be delivered, or we shall provide written notice to any holder, including by way of public announcement, at any time, of our intention not to comply with requests for conversion of any shares of series R convertible preferred stock in accordance with the terms of the certificate of designation;
•	we shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In (as defined in the certificate of designation) within five (5) trading days after notice therefor is delivered;

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•	we shall fail to have available a sufficient number of authorized and unreserved shares of common stock to issue to such holder upon a conversion;
•	unless specifically addressed elsewhere in the certificate of designation as a Triggering Event, we shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the Transaction Documents (as defined in the certificate of designation), and such failure or breach shall not, if subject to the possibility of a cure by us, have been cured within five (5) calendar days after the date on which written notice of such failure or breach shall have been delivered;
•	we shall redeem junior securities or pari passu securities;
•	we shall be party to a Change of Control Transaction (as defined in the certificate of designation);
•	there shall have occurred a Bankruptcy Event (as defined in the certificate of designation);
•	any monetary judgment, writ or similar final process shall be entered or filed against our company, any subsidiary or any of their respective property or other assets for more than $50,000 (provided that amounts covered by our insurance policies are not counted toward this $50,000 threshold), and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of thirty (30) trading days;
•	the electronic transfer by us of shares of common stock through the Depository Trust Company or another established clearing corporation once established subsequent to the date of the certificate of designation is no longer available or is subject to a ‘freeze” and/or “chill;” or
•	any “Event of Default,” as defined in the Purchase Agreement (as defined in the certificate of designation).

Series X Senior Convertible Preferred Stock

Ranking. The series X senior convertible preferred stock ranks, with respect to the payment of dividends and the distribution of assets upon liquidation, (i) senior to all common stock, each series of preferred stock other than the series N senior convertible preferred stock, and to each other class or series that is not expressly made senior to or on parity with the series X senior convertible preferred stock; (ii) on parity with each class or series that is not expressly subordinated or made senior to the series X senior convertible preferred stock; and (iii) junior to the series N senior convertible preferred stock, all indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each class or series that is expressly made senior to the series X senior convertible preferred stock.

Dividend Rights. Holders of series X senior convertible preferred stock are entitled to dividends at a rate per annum of 10.0% of the stated value ($4.00 per share); provided that upon an event of default (as defined in the certificate of designation for the series X senior convertible preferred stock), such rate shall increase by 5% per annum. Dividends shall accrue from day to day, whether or not declared, and shall be cumulative. Dividends shall be payable quarterly in arrears on each dividend payment date.

Liquidation Rights. Subject to the rights of creditors and the holders of any senior securities, including the series N senior convertible preferred stock, or parity securities (in each case, as defined in the certificate of designation), upon any liquidation of our company or its subsidiaries, before any payment or distribution of the assets of our company (whether capital or surplus) shall be made to or set apart for the holders of junior securities (as defined in the certificate of designation), including our common stock, each holder of outstanding series N senior convertible preferred stock shall be entitled to receive an amount of cash equal to 100% of the stated value of $4.00 per share, plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to, but not including the date of final distribution to such holders.

Voting Rights. Holders of series X senior convertible preferred stock do not have any voting rights; provided that, so long as any shares of series X senior convertible preferred stock are outstanding, the affirmative vote of holders of a majority of the series X senior convertible preferred stock, which majority must include Leonite Capital LLC so long as it holds any shares of series X senior convertible preferred stock, voting as a separate class, shall be necessary for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the certificate of designation or prior to the creation or issuance of any parity securities or new indebtedness (as defined in the certificate of designation); provided that the foregoing shall not apply to any financing transaction the use of proceeds of which will be used to redeem the series X senior convertible preferred stock and the warrants issued in connection therewith. In addition, the affirmative vote of holders of 66% of the series X senior convertible preferred stock, voting as a separate class, is required prior to the creation or issuance of any senior securities.

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Conversion Rights. Each shares of series X senior convertible preferred stock, plus all accrued and unpaid dividends thereon, shall be convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and nonassessable shares of common stock determined by dividing the stated value ($4.00 per share), plus the value of the accrued, but unpaid, dividends thereon, by a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, or the Fixed Price. The Fixed Price is subject to standard adjustments in the event of any stock splits, stock combinations, stock reclassifications, dividends paid in common stock, sales of substantially all assets, mergers, consolidations or similar transactions, as well as a price based antidilution adjustment, pursuant to which, subject to certain exceptions, if we issue common stock at a price lower than the Fixed Price, the Fixed Price shall decrease to such lower price. Notwithstanding the foregoing, in no event shall the holder of any series X senior convertible preferred stock be entitled to convert any number of shares that upon conversion the sum of (i) the number of shares of common stock beneficially owned by the holder and its affiliates and (ii) the number of shares of common stock issuable upon the conversion of the series X senior convertible preferred stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the then outstanding common stock. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

Redemption Rights. Commencing on September 22, 2023, any holder may require us to redeem its shares by the payment in cash therefore of a sum equal to 100% of the stated value of $4.00 per share, plus the amount of accrued and unpaid dividends and any other amounts due pursuant to the terms of the certificate of designation; provided however, that in the event that we complete a public offering prior to the redemption date, then any holder may only cause us to redeem any outstanding series X senior convertible preferred stock by paying such redemption price in twelve (12) equal monthly installments with the first such payment due on the date that is six (6) months following the date that we complete such public offering.

Warrants

As of December 31, 2024, we have issued warrants for the purchase of 3,150 shares of common stock at a weighted average exercise price of $1,163 per share.

In connection with the consolidated senior secured convertible promissory note issued to Leonite Capital LLC described below, and in connection with promissory notes previously issued to Leonite Capital LLC, Leonite Capital LLC has warrant rights for a number of shares of common stock equal to two hundred percent (200%) of the number of shares of common stock that would be issued upon full conversion of such notes. These warrants have exercise prices ranging from $150 to $3,000. The exercise prices are subject to standard adjustments, including a full ratchet antidilution adjustment, and the warrants may be exercised on a cashless basis if the market price of our common stock is greater than the exercise price and the underlying warrant shares are not then registered or otherwise freely tradeable. The antidilution provision of these warrants is a so-called “exploding” full ratchet antidilution provision because if we issue shares (except in certain defined scenarios) at a price below the then current exercise price, the exercise price would be re-set to such new price and the number of shares underlying the warrants would be increased in the same proportion as the exercise price decrease.

Convertible Promissory Notes

On September 22, 2022, we issued a consolidated senior secured convertible promissory note in the principal amount of $2,600,000 to Leonite Capital LLC. Leonite Capital LLC subsequently advanced additional funds under this note. As of December 31, 2023, the principal amount outstanding is approximately $3,245,165. Each advance matures one year from the date of issuance. The note bears interest at a rate of 10% per annum; provided that upon an event of default (as defined in the note), such rate shall increase to the lesser of 15% or the maximum legal rate. The holder of the note may, in its sole discretion, elect to convert any outstanding and unpaid principal portion of the note and any accrued but unpaid interest on such portion into our common stock at a conversion price equal to the lower of (i) the lowest VWAP during the five (5) trading days immediately prior to the applicable conversion date and (ii) the price per share paid in any subsequent financing, with such fixed price being subject to standard adjustments, including a price-based antidilution adjustment in the event that we issue securities at a lower price than such fixed conversion price (subject to certain exceptions).

On November 8, 2019, we issued an 8% convertible secured redeemable note in the principal amount of $62,357 to GHS Investments, LLC, of which approximately $36,604 in principal remains outstanding as of December 31, 2023. This note matured on the first anniversary of the date of issuance and accrued interest at a rate of 8% per annum, which increased to 24% following the maturity date. The holder may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to 60% of the lowest closing price of our common stock for the twenty (20) trading days immediately prior to the conversion date.

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On September 3, 2020, we issued a senior secured convertible promissory note in the principal amount of up to $200,000, with an original issue discount of $50,000, to GHS Investments, LLC, which amount could be drawn in several tranches. On September 3, 2020, we executed the first tranche in the principal amount of $67,000, less an original issue discount of $17,000, which matured on June 30, 2021. On November 2, 2020, we executed the second tranche in the principal amount of $66,500, less an original issue discount of $16,500, which matured on August 31, 2021. On December 29, 2020, we executed the third tranche in the principal amount of $66,500, less an original issue discount of $16,500, which matured on September 30, 2021. As of December 31, 2023, approximately $340,000 in principal remains outstanding. These notes are currently in default and accrue interest at a default interest rate of 18% per annum. The holder may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to the lower of the closing price on the issuance date or the closing price on the day prior to such conversion.

On September 12, 2016, we issued a convertible promissory note in the principal amount of $80,000 to Greentree Financial Group, Inc., of which approximately $50,080 in principle remains outstanding as of December 31, 2023. This note matured on September 12, 2017 and bears interest at a rate of 10% per annum, which was increased to 20% following the maturity date. The holder of the note may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to the lower of $0.03 or 50% of the lowest closing price of our common stock for the five (5) trading days immediately prior to such conversion date.

On January 24, 2017, we issued a convertible promissory note in the principal amount of up to $250,000 to Greentree Financial Group, Inc. On February 10, 2023, we executed a second tranche under this note in the principal amount of $50,000, on March 30, 2023, we executed a third tranche under this note in the principal amount of $25,000 and on August 11, 2023, we executed a fourth tranche under this note in the principal amount of $25,000. As of December 31, 2023, the aggregate principal amount remaining is approximately $155,000. Each advance matures one year from the date of issuance and bears interest at a rate of 15% per annum; provided that upon an event of default (as defined in the note), such rate increases to 20%. The holder of the note may, in its sole discretion, elect to convert any outstanding principal and accrued but unpaid interest into our common stock at a conversion price equal to the lower of $0.25 or 50% of the lowest closing price of our common stock for the ten (10) trading days immediately prior to such conversion date.

All of the foregoing notes contain an ownership limitation, which provides that we shall not effect any conversion, and the holder shall not have the right to convert any portion of a note, to the extent that after giving effect to the issuance of common stock upon conversion of the note, such holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of common stock upon conversion of the note. This limitation may be waived, up to a maximum of 9.99%, by the holder upon not less than sixty-one (61) days’ prior notice to us.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our amended and restated articles of incorporation and our amended and restated bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval, subject to NYSE American’s rules. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of our company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our amended and restated articles of incorporation 1,000,000,000 shares of preferred stock. Our board acting alone and without approval of our stockholders, subject to NYSE American’s rules, can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

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Bylaws

In addition, various provisions of our amended and restated bylaws may also have an anti-takeover effect. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in his or her best interest, including attempts that might result in a premium over the market price for the shares held by our stockholders. Our amended and restated bylaws may be adopted, amended or repealed only by our board of directors. Our amended and restated bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our amended and restated bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our amended and restated bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our amended and restated bylaws also establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Cumulative Voting

Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Nevada Anti-Takeover Statutes

Business Combination Statute

We are subject to the “business combination” provisions of Sections 78.411 to 78.444 of the Nevada Revised Statutes. In general, such provisions prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the combination is later approved by a majority of the voting power held by disinterested stockholders; or (d) if the consideration to be paid by the interested stockholder is at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, or (ii) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” or any affiliate or associate of an interested stockholder having: (a) an aggregate market value equal to more than 5% of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation, and (c) more than 10% of the earning power or net income of the corporation.

An “interested stockholder” is generally defined to mean a beneficial owner of at least 10% of the outstanding voting power or an affiliate or associate of the corporation that has been a 10% beneficial owner within the preceding 2 years. The statutes could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

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Acquisition of Controlling Interest Statute

Nevada’s Acquisition of Controlling Interest Statute (NRS Sections 78.378-78.3793) applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, which conduct business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect 10 days following the acquisition of a controlling interest by an acquiror do not prohibit its application. As of December 31, 2023, we do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the acquisition of controlling interest statutes will not apply to us.

Nevada’s Acquisition of Controlling Interest Statute, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. The statute specifies three thresholds that constitute a controlling interest: (a) at least one-fifth but less than one-third; (b) at least one-third but less than a majority; and (c) a majority or more, of the outstanding voting power. Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction exceeding the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.

A special stockholders meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

In the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to Chapter 92A of the Nevada Revised Statutes.

Transfer Agent and Registrar

The transfer agent for our common stock is Transfer Online, Inc. The transfer agent’s address is 512 SE Salmon Street, Portland, Oregon 97214 and its telephone number is 503-227-2950.

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